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                                                                   EXHIBIT 10.21


                                CONSENT TO SALE


    This Agreement is entered into as of November 30, 1995 between
                                         -----------------
Metroplex Hotel Limited ("METROPLEX") and Pratt Hotel Corporation ("PHC").


                                    RECITALS

    1. Pursuant to a Loan Purchase and Sale Agreement dated as of December 20, 1993, PHC purchased and became the owner and holder of (i) that certain Renewal Real Estate Lien Note (the "FIRST NOTE") in the stated principal amount of $12,892,757.52, dated as of May 31, 1992, executed by Metroplex and payable to the order of Resolution Trust Corporation, as Receiver for Southwest Federal Savings (the "RTC"), as amended and extended by that certain FIRST MODIFICATION AGREEMENT (herein so called) dated as of May 31, 1994, by and between PHC and Metroplex, and that certain SECOND MODIFICATION AGREEMENT (herein so called) dated as of May 31, 1995, by and between PHC and Metroplex and (ii) that certain Real Estate Lien Note in the original principal amount of $1,000,000.00 (the "SECOND NOTE") dated as of May 31, 1992, executed by Metroplex and payable to the order of the RTC, as amended and extended by the First Modification Agreement and as amended and extended by the Second Modification Agreement (the First Note and Second Note being collectively referred to herein as the "NOTES").

    2. The Notes are secured by junior liens and security interests (the "PHC LIENS") encumbering the Holiday Inn located at the North Entrance of the Dallas/Fort Worth International Airport and related premises (the hotel and all real and personal property related thereto being collectively the "PROPERTY").

    3. PHC purchased the Notes to, among other things, correct certain ambiguities in the related loan documents, eliminate certain potential liabilities regarding PHC's payment of the Notes pursuant to the terms of the operating agreement for the Property, and increase net cash flows from the Property.

    4. The Board of Directors of PHC has made a strategic decision to withdraw from the hotel business and devote management time and resources to more profitable operations.

    5. Under the Joint Operating Agreement (the "MANAGEMENT AGREEMENT") dated as of May 31, 1992 between PHC and Metroplex, PHC is obligated to operate the Property until May 31, 2002, unless earlier terminated as provided in the Management Agreement. For the reasons described in Recital 4, PHC desires to terminate the Management Agreement and has requested Metroplex to sell the Property on terms that, among other things, would allow PHC to recover its costs in acquiring the Notes.

    6. Metroplex will agree to sell the Property if its partners can be reimbursed for their tax liabilities caused by the sale.

                                   AGREEMENT

    Based on the Recitals set forth above and the other terms and conditions set forth below, the parties agree as follows:

    1. Consent. Subject to the terms and conditions set forth below, PHC hereby
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consents to Metroplex's engaging in customary marketing activities to sell the
Property, and in connection with any such sale, the parties hereto hereby agree that the proceeds from the sale of the Property, or any portion thereof, net of normal and customary closing costs reasonably acceptable to PHC, shall be applied in the following manner and order of priority:
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    a. First, to payment in full of the indebtedness secured by liens encumbering the Property senior in priority to the PHC Liens;

    b. Second, to PHC in an amount equal to $6,750,000.00 plus all accrued and unpaid interest on the Notes through the date of the closing of the sale of the Property;

    c. Third, to PHC in an amount necessary to reimburse PHC for funding improvements to the Property from April, 1995 to the date the Property is sold;

    d. Fourth, to Metroplex in an amount equal to the total tax liability incurred by the partners of Metroplex in connection with the sale of the Property;

    e. Fifth, to Metroplex in the amount of $1,500,000.00; and

    f. Sixth, the balance, if any, to PHC to the extent permitted by usury laws; any amounts not paid to PHC because of usury laws shall be paid to Metroplex.

    2. No Waiver. Nothing contained herein shall constitute, nor shall be deemed
       ---------
to be, a waiver of any event of default or waiver of any rights or remedies of PHC in connection with payment of the Notes.

    3. Releases. PHC acknowledges and agrees that it will, at the closing of the
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sale of the Property (the "Closing"), execute such documentation as may be appropriate and necessary to release the PHC Liens provided that the net sales proceeds of the Property equal or exceed $9,450,000.00. Metroplex agrees that, at the Closing, it will execute such documentation as may be appropriate and necessary to release PHC from any unfunded obligation it may have under the Management Agreement for capital expenditures.

    4. Termination of Management Agreement. At the Closing, PHC and Metroplex
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agree that they will execute such documentation as may be appropriate and necessary to terminate the Management Agreement.

    5. Good Faith. Metroplex agrees and acknowledges that based upon the
       ----------
representation set forth herein, Metroplex shall exercise a good faith effort to market and sell the Property for the minimum purchase price established herein.

    6. Choice of Law. This Agreement shall be governed by and construed in
       -------------
accordance with the laws of the State of Texas.
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    7. Successors: Binding Agreement. This Agreement shall be binding upon and
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shall inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any successor to all or substantially all of the business and/or assets of a party hereto.

       PRATT HOTEL CORPORATION

                             By:  /s/ Charles F. LaFrano III
                                  ---------------------------------
                                  Charles F. LaFrano III,
                                  Vice President


                                  METROPLEX HOTEL LIMITED

                             By:  /s/ Jack E. Pratt
                                  ---------------------------------
                                  Jack E. Pratt,
                                  General Partner

                             By:  /s/ Edward T. Pratt, Jr.
                                  ---------------------------------
                                  Edward T. Pratt, Jr.,
                                  General Partner

                             By:  /s/ William D. Pratt
                                  ---------------------------------
                                  William D. Pratt,
                                  General Partner